Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of DelMar Pharmaceuticals, Inc. (“DelMar”) of our report dated September 12, 2016 relating to the consolidated financial statements and financial statement schedules, which appears in DelMar’s Annual Report on Form 10-K for the year ended June 30, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

signed “PricewaterhouseCoopers LLP”

Chartered Professional Accountants
Vancouver, British Columbia
September 12, 2016